Resonant Inc. Reports Fourth Quarter and Annual 2019 Financial Results and Provides Business Update

GOLETA, Calif. - March 10, 2020 --Resonant Inc. (NASDAQ: RESN), a leader in transforming the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices, today announced financial results for the fourth quarter and fiscal year ended December 31, 2019 and provided a business update.

“2019 was a pivotal year for Resonant,” stated George B. Holmes, Chairman & CEO of Resonant, “ At MWC 2019 we demonstrated our industry leading 5G XBAR® technology and subsequently signed strategic investment and commercial agreements with the world’s largest RF filter manufacturer for use of this technology for mobile applications. This commercial agreement contains prepaid royalties, diversifying our revenue streams beyond the per unit royalties we historically secure for our custom filter and Filter IP Standard Library-based designs.

“In 2020 we anticipate further broadening our potential revenue streams and expanding our served markets. Already in the first quarter, we signed prepaid license agreements that specify prepaid royalties as well as additional royalties once minimum volumes are exceeded, and we anticipate adding white label sales from our foundry supply chain. In addition, we are targeting the delivery of the first non-mobile samples, based on XBAR, in the first half of 2020.

“As many companies have already announced, the first half of 2020 may see lighter demand due to the seasonal weakness in the first quarter combined with challenges in the supply chain created by worldwide health concerns. However, our success in 2019 and in the first quarter of 2020 to secure multiple agreements with multiple parties that include prepayments should allow our momentum to continue in the first quarter and throughout 2020.”
2019 Highlights

•	Demonstrated the first working XBAR 5G filters with 10% bandwidth and high-power handling at Mobile World Congress 2019.

•	Signed a strategic investment and commercial agreement totaling $16 million with the world’s largest filter manufacturer.

•	Total units shipped to-date reached to over 35M.

◦	In the first half of 2019, customers shipped 1.5M units.

◦	In the third quarter of 2019, customers shipped 1.5M units.

◦	In the fourth quarter of 2019, customers met expectation shipping over 2.25M units.
Other Recent Highlights

•	Development progress remains on track with XBAR and Resonant’s partner, the world’s largest RF filter manufacturer

•	Signed three new license agreements with an existing customer for custom RF filter designs.

•	Gained net proceeds of approximately $26.3 million from February underwritten public offering.

For the Fourth Quarter ended December 31, 2019, Resonant recorded:

•	Billings of $100,000, compared to $2.0 million for the third quarter of 2019.

•	Revenue of $459,000, compared to $79,000 for the third quarter of 2019.

•	Deferred revenues totaled $1.7 million at the end of the fourth quarter.

•	Research and development expenses of $5.2 million, compared to $4.6 million for the third quarter of 2019.

•	Sales, marketing and administration expenses of $3.1 million, compared to $3.0 million for the third quarter of 2019.

•	Operating loss of $7.9 million, compared to $7.5 million for the third quarter of 2019.

•
Net loss of $7.8 million, or $(0.24) per share, based on 32.7 million weighted average shares outstanding, compared to net loss of $7.4 million, or $(0.26) per share, based on 29.2 million weighted average shares outstanding for the third quarter of 2019.

•	Non-GAAP, adjusted EBITDA of $(6.0) million, or $(0.18) per fully diluted share, compared to $(5.9) million, or $(0.20) per fully diluted share for the third quarter in 2019.

For the year ended December 31, 2019, Resonant recorded:

•	Revenues of $735,000, compared to $524,000 for the full year 2018.

•	Research and development expenses of $18.9 million, compared to $14.3 million for the full year 2018.

•	Sales, marketing and administration expenses of $12.0 million, compared to $11.5 million for the full year 2018.

•	Operating loss of $30.2 million, compared to $25.3 million for the full year 2018.

•
Net loss of $29.9 million, or $(1.02), per share, based on 29.4 million weighted average shares outstanding, compared to net loss of $24.8 million, or $(0.98) per share, based on 25.3 million weighted average shares outstanding for the full year 2018.

•	Non-GAAP, adjusted EBITDA of $(23.4) million, or $(0.80) per fully diluted share, compared to $(19.2) million, or $(0.76) per fully diluted share for the full year 2018.

•	Cash, cash equivalents and investments of $10.7 million, compared to $21.3 million for December 31, 2018.

Conference Call and Webcast
Date: Tuesday, March 10, 2020
Time: 1:30 p.m. Pacific Daylight Time (4:30 p.m. Eastern Daylight Time)
U.S. Dial-in: 1-877-423-9813
International Dial-in: 1-201-689-8573
Conference ID: 13699618
Webcast: RESN Q4 2019 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.
A playback of the call will be available through April 10, 2020. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number

13699618. A webcast will also be available for 90 days on the IR section of the Resonant website or by clicking here: RESN Q4 2019 Webcast.

Note about Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.
In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.
About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.
To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:

•	Resonant Corporate Video

•	ISN® and XBAR: Speeding the Transition to 5G

•	Infinite Synthesized Networks, ISN® Explained

•	What is an RF Filter?

•	RF Filter Innovation

•	Transforming the Mobile Filter Supply Chain

For more information, please visit www.resonant.com.

Resonant uses its website (https://www.resonant.com) and LinkedIn page (https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.
About Resonant’s ISN® Technology
Resonant can create designs for difficult bands, modules and other complex RF Front End requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. ISN is a suite of proprietary mathematical methods, software design tools and network synthesis techniques that enable us to explore a much larger set of possible design solutions that regularly incorporate our proprietary technology. We then quickly deliver design simulations to our customers, which they manufacture or have manufactured by one of our foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) manufacturing methods and perform as well as those using higher cost manufacturing methods such as Bulk Acoustic Wave (BAW). Resonant's method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant's models are fundamental, integration with its foundry and fab customers is seamless because its models speak the "fab language" of basic material properties and dimensions.
Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools, the timing and amount of future revenues, and our views on future financial performance and market share. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.
Investor Relations Contact:
Moriah Shilton, LHA Investor Relations 1-415-433-3777 RESN@lhai.com

Resonant Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended (Unaudited)			Year Ended (Audited)
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
REVENUE	$459,000	$79,000	$128,000	$735,000	$524,000
OPERATING EXPENSES
Research and development	5,226,000	4,609,000	4,086,000	18,854,000	14,271,000
Sales, marketing and administration	3,109,000	2,952,000	3,046,000	12,040,000	11,546,000
TOTAL OPERATING EXPENSES	8,335,000	7,561,000	7,132,000	30,894,000	25,817,000
OPERATING LOSS	(7,876,000)	(7,482,000)	(7,004,000)	(30,159,000)	(25,293,000)
OTHER INCOME (EXPENSE)
Interest and investment income	33,000	42,000	158,000	253,000	481,000
Other expense	(5,000)	(7,000)	(7,000)	(21,000)	(3,000)
TOTAL OTHER INCOME (EXPENSE)	28,000	35,000	151,000	232,000	478,000
LOSS BEFORE INCOME TAXES	(7,848,000)	(7,447,000)	(6,853,000)	(29,927,000)	(24,815,000)
Provision for income taxes	0	0	20,000	1,000	1,000
NET LOSS	$(7,848,000)	$(7,447,000)	$(6,873,000)	$(29,928,000)	$(24,816,000)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.24)	$(0.26)	$(0.25)	$(1.02)	$(0.98)
Weighted average shares outstanding — basic and diluted	32,747,090	29,169,495	27,203,705	29,409,776	25,290,426

Resonant Inc.
Condensed Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$10,688,000	$4,394,000
Investments held-to-maturity	—	16,863,000
Other current assets	453,000	529,000
TOTAL CURRENT ASSETS	11,141,000	21,786,000
PROPERTY AND EQUIPMENT, NET	1,885,000	1,987,000
TOTAL NONCURRENT ASSETS	5,121,000	2,471,000
TOTAL ASSETS	$18,147,000	$26,244,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$3,989,000	$2,994,000
Other current liabilities	2,343,000	271,000
TOTAL CURRENT LIABILITIES	6,332,000	3,265,000
TOTAL LONG-TERM LIABILITIES	2,059,000	81,000
STOCKHOLDERS’ EQUITY
Common stock	33,000	27,000
Additional paid-in capital	132,214,000	115,450,000
Accumulated other comprehensive income/( loss)	1,000	(15,000)
Accumulated deficit	(122,492,000)	(92,564,000)
TOTAL STOCKHOLDERS’ EQUITY	9,756,000	22,898,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,147,000	$26,244,000

Resonant Inc.
Reconciliation of Non-GAAP Information
(Unaudited)

	Three Months Ended (Unaudited)			Year Ended (Audited)
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net loss (GAAP)	$(7,848,000)	$(7,447,000)	$(6,873,000)	$(29,928,000)	$(24,816,000)
Adjust for the following items:
Interest Income	(33,000)	(42,000)	(158,000)	(253,000)	(481,000)
R&D Stock Compensation	797,000	703,000	523,000	2,823,000	2,556,000
G&A Stock Compensation	809,000	686,000	781,000	2,983,000	2,706,000
R&D Depreciation and amortization	199,000	183,000	197,000	788,000	732,000
G&A Depreciation and amortization	51,000	51,000	43,000	197,000	108,000
Income taxes	—	—	20,000	1,000	1,000
Adjusted EBITDA (non-GAAP)	$(6,025,000)	$(5,866,000)	$(5,467,000)	$(23,389,000)	$(19,194,000)
NET EBITDA PER SHARE – BASIC AND DILUTED (non-GAAP)	$(0.18)	$(0.20)	$(0.20)	$(0.80)	$(0.76)
Weighted average shares outstanding — basic and diluted	32,747,090	29,169,495	27,203,705	29,409,776	25,290,426